EXHIBIT 4.1


                                RIGHTS AGREEMENT

                          DATED AS OF NOVEMBER 27, 1996



                             ITI TECHNOLOGIES, INC.


                                       AND


                  NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

                                 AS RIGHTS AGENT



                                RIGHTS AGREEMENT


                          DATED AS OF NOVEMBER 27, 1996



                                TABLE OF CONTENTS

                                                                           PAGE

Section 1.    Certain Definitions...........................................  1

Section 2.    Appointment of Rights Agent...................................  6

Section 3.    Issue of Rights Certificates..................................  6

Section 4.    Form of Rights Certificates...................................  9

Section 5.    Countersignature and Registration............................. 10

Section 6.    Transfer, Split Up, Combination and Exchange of Rights
                Certificates; Mutilated, Destroyed, Lost or Stolen Rights
                Certificates................................................ 10

Section 7.    Exercise of Rights; Purchase Price; Expiration Date of
                Rights...................................................... 11

Section 8.    Cancellation and Destruction of Rights Certificates........... 13

Section 9.    Reservation and Availability of Common Stock.................. 13

Section 10.   Common Stock Record Date...................................... 15

Section 11.   Adjustment of Purchase Price, Number and Kind of Shares or
                Number of Rights............................................ 15

Section 12.   Certificate of Adjusted Purchase Price or Number of Shares.... 23

Section 13.   Consolidation, Merger or Sale or Transfer of Assets or
                Earning Power............................................... 23

Section 14.   Fractional Rights and Fractional Shares....................... 25

Section 15.   Rights of Action.............................................. 26

Section 16.   Agreement of Rights Holders................................... 27

Section 17.   Rights Certificate Holder Not Deemed a Stockholder............ 27

Section 18.   Concerning the Rights Agent................................... 28

Section 19.   Merger or Consolidation or Change of Name of Rights Agent..... 28

Section 20.   Duties of Rights Agent........................................ 29

Section 21.   Change of Rights Agent........................................ 31

Section 22.   Issuance of New Rights Certificates........................... 32

Section 23.   Redemption and Termination.................................... 32

Section 24.   Exchange...................................................... 33

Section 25.   Notice of Certain Events...................................... 34

Section 26.   Notices....................................................... 35

Section 27.   Supplements and Amendments.................................... 35

Section 28.   Successors.................................................... 36

Section 29.   Determinations and Actions by the Board....................... 36

Section 30.   Benefits of this Agreement.................................... 36

Section 31.   Severability.................................................. 37

Section 32.   Governing Law................................................. 37

Section 33.   Counterparts.................................................. 37

Section 34.   Descriptive Headings.......................................... 37

Exhibit A:    Form of Rights Certificate....................................A-1
---------

Exhibit B:    Summary of Rights Agreement...................................B-1
---------



                                RIGHTS AGREEMENT


         This Rights Agreement (the "Agreement") is entered into as of November 27, 1996, by and between ITI Technologies, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, National Association, a national banking association (the "Rights Agent").

         On November 27, 1996 (the "Rights Dividend Declaration Date"), the Board of Directors of the Company (as the composition of such Board of Directors may change from time to time, the "Board") authorized and declared a dividend of one common stock purchase right (individually, a "Right" and collectively, the "Rights") for each share of Common Stock (as hereinafter defined) of the Company outstanding at the close of business on December 9, 1996 (the "Record Date"), each Right initially representing the right to purchase one-half of a share of Common Stock, upon the terms and subject to the conditions herein set forth, and has further authorized and directed the issuance of one Right for each share of Common Stock that shall become outstanding (i) between the Record Date and the earlier of the Distribution Date or the Expiration Date (as such capitalized terms are hereinafter defined) or (ii) upon the exercise or conversion, prior to the Expiration Date, of any option or other security exercisable for or convertible into Common Stock, which option or other security is outstanding on the Distribution Date.

         Accordingly, in consideration of the premises and the mutual agreements herein set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

         SECTION 1. CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms have the meanings indicated:

                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, alone or together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the shares of Common Stock of the Company then outstanding (other than as a result of a Permitted Offer (as such term is hereinafter defined), but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company and holding Common Stock for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" (i) as the result of an acquisition of shares of Common Stock by the Company which, by reducing the number of shares of Common Stock outstanding, increases the proportionate number of shares of Common Stock beneficially owned by such Person to 20% or more of the shares of Common Stock of the Company then outstanding; provided, however, that if a Person, together with all Affiliates and Associates of such Person, shall become the Beneficial Owner of 20% or more of the shares of Common Stock of the Company then outstanding by reason of purchases of shares of Common Stock by the Company and, together with all Affiliates and Associates of such Person, shall thereafter become the Beneficial Owner of any additional shares of Common Stock of the Company, and immediately after becoming the Beneficial Owner of such additional shares, such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the Common Stock of the Company then outstanding, then such Person (unless such Person shall be the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company and holding Common Stock for or pursuant to the terms of any such plan) shall be deemed to be an "Acquiring Person;" or (ii) who beneficially owns 20% or more of the shares of Common Stock of the Company then outstanding but who acquired Beneficial Ownership of shares of Common Stock without any plan or intention to seek or affect control of the Company, but only if such Person promptly enters into an irrevocable commitment promptly to divest, and thereafter promptly divests (without exercising or retaining any power, including voting power, with respect to such shares), sufficient shares of Common Stock (or securities convertible into, exchangeable into, or exercisable for shares of Common Stock) so that such Person ceases to be the Beneficial Owner of 20% or more of the outstanding shares of Common Stock; or
         (iii) who beneficially owns shares of Common Stock consisting solely of one or more (A) shares of Common Stock beneficially owned pursuant to the grant for exercise of an option granted to such Person by the Company in connection with an agreement to merge with, or acquire, the Company entered into prior to a Section 11(a)(ii) Trigger Date (as such term is hereinafter defined), (B) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for shares of Common Stock) beneficially owned by such Person or its Affiliates or Associates at the time of grant of such option or (C) shares of Common Stock (or securities convertible into, exchangeable into or exercisable for shares of Common Stock) acquired by Affiliates or Associates of such Person after the time of such grant which, in the aggregate, amount to less than 1% of the outstanding shares of Common Stock.

                  (b) "Act" shall mean the Securities Act of 1933, as amended.

                  (c) "Adjustment Shares" shall have the meaning set forth in
         Section 11(a)(ii).

                  (d) "Adverse Person" shall mean any Person determined to be an Adverse Person pursuant to the criteria set forth in Section 11(a)(ii)(B).

                  (e) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as in effect on the date of this Agreement.

                  (f)(i) A Person shall be deemed the "Beneficial Owner" of and shall be deemed to "beneficially own" any securities:

                           (A) which such Person or any of such Person's
                  Affiliates or Associates beneficially owns, directly or indirectly;

                           (B) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding, whether or not in writing (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities), or upon the exercise of conversion rights, exchange rights, other rights (other than these Rights), warrants, options, or otherwise; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," (1) securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates or Associates until such tendered securities are accepted for purchase or exchange, (2) securities issuable upon exercise of Rights at any time prior to the occurrence of a Triggering Event, or (3) securities issuable upon exercise of Rights from and after the occurrence of a Triggering Event, which Rights were acquired by such Person or any of such Person's Affiliates or Associates prior to the Distribution Date or pursuant to
                  Section 3(a) or Section 22 (the "Original Rights") or pursuant to Section 11(i) in connection with an adjustment made with respect to any Original Rights;

                           (C) which such Person or any of such Person's
                  Affiliates or Associates, directly or indirectly, has the right (sole or shared) to vote or dispose of or has "beneficial ownership" of (as determined pursuant to Rule 13d-3 of the General Rules and Regulations under the Exchange Act, or any comparable or successor rule, whether or not the Company is subject to the Exchange Act), including, without limitation, pursuant to any agreement, arrangement or understanding, whether or not in writing; provided, however, that a Person shall not be deemed the "Beneficial Owner" of, or to "beneficially own," any security under this Section 1(f)(i)(C) as a result of an oral or written agreement, arrangement or understanding to vote such security if such agreement, arrangement or understanding (1) arises solely from a revocable proxy or consent given to such Person or any of such Person's Affiliates or Associates in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations promulgated under the Exchange Act (and if such provisions are not applicable by law, such proxy or solicitation is made in substantially the same manner as if such provisions were applicable), and (2) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report) (and if the Company is not subject to the Exchange Act, would not be then reportable if the Company was subject to the Exchange Act); or

                           (D) which are beneficially owned, directly or
                  indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding, whether or not in writing, (other than customary agreements with and between underwriters and selling group members with respect to a bona fide public offering of securities) for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy or consent as described in Section l(f)(i)(C)) or disposing of any securities of the Company.

                  (ii) Notwithstanding anything in this definition of Beneficial Owner to the contrary, the phrase "then outstanding," when used with reference to a Person's beneficial ownership of securities, shall mean the number of such securities then issued and outstanding together with the number of such securities not then actually issued and outstanding which such Person is deemed to own beneficially hereunder.

                  (g) "Business Day" shall mean any day other than a Saturday, a Sunday, or a day on which banking institutions in the State of New York or State of Minnesota are authorized or obligated by law or executive order to close.

                  (h) "Close of business" on any given date shall mean 5:00 o'clock P.M., Minneapolis, Minnesota time, on such date; provided, however, that if such date is not a Business Day, it shall mean 5:00 o'clock P.M., Minneapolis, Minnesota time, on the next succeeding Business Day.

                  (i) "Common Stock," when used with reference to the Company, shall mean the shares of Common Stock, par value $.01 per share, of the Company. "Common Stock," when used with reference to any Person other than the Company, shall mean: (i) in the case of Persons organized in corporate form, the shares of capital stock or units of equity security with the greatest voting power of such Person or, if such Person is a Subsidiary of another Person, of the Person or Persons which ultimately control or direct the management of such first-mentioned Person, and
         (ii) in the case of Persons not organized in corporate form, the units of beneficial interest which (A) represent the right to participate generally in the profits and losses of such Person (including, without limitation, any flow-through tax benefits resulting from an ownership interest in such Person) and (B) are entitled to exercise the greatest voting power of such Person or, in the case of a limited partnership, shall have the power to remove the general partner or partners.

                  (j) "Continuing Director" shall mean (i) any Person who is a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative, nominee or designee of an Acquiring Person or Adverse Person or of any such Affiliate or Associate, and who was a member of the Board prior to the date of this Agreement; or (ii) any Person who subsequently becomes a member of the Board, while such Person is a member of the Board, who is not an Acquiring Person or an Adverse Person, or an Affiliate or Associate of an Acquiring Person or an Adverse Person, or a representative, nominee or designee of an Acquiring Person or an Adverse Person, or of any such Affiliate or Associate, if such Person's initial nomination for election or initial election to the Board is recommended or approved by the Board of Directors at a time when a majority of the members of the Board are Continuing Directors.

                  (k) "Current Market Price" shall have the meaning set forth in
         Section 11(d).

                  (l) "Current Value" shall have the meaning set forth in
         Section 11(a)(iii).

                  (m) "Distribution Date" shall have the meaning set forth in
         Section 3(a).

                  (n) "Equivalent Preferred Stock" shall have the meaning set forth in Section 11(a)(iii).

                  (o) "Exchange Ratio" shall have the meaning set forth in
         Section 24(a).

                  (p) "Expiration Date" shall have the meaning set forth in
         Section 7(a).

                  (q) "Final Expiration Date" shall mean the close of business on November 26, 2006.

                  (r) "Original Rights" shall have the meaning set forth in
         Section 1(f)(i)(B)(3).

                  (s) "Permitted Offer" shall mean a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by the Board at a time when a majority of the members of the Board are Continuing Directors, to be fair to the Company's stockholders (taking into account all factors as the Board deems relevant) and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors as the Board may deem relevant and which the Board, after receiving advice from one or more investment banking firms selected by the Board, determines to recommend to the stockholders of the Company.

                  (t) "Person" shall mean any individual, firm, corporation, partnership, or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  (u) "Principal Party" shall have the meaning set forth in
         Section 13(b).

                  (v) "Purchase Price" shall have the meaning set forth in
         Section 4(a), and shall initially be as set forth in Section 7(b).

                  (w) "Redemption Price" shall have the meaning set forth in
         Section 23(a).

                  (x) "Rights Agent" shall have the meaning set forth in the preamble clause at the beginning of this Agreement until any successor Rights Agent shall have become such pursuant to the applicable provisions of this Agreement, and thereafter "Rights Agent" shall mean such successor Rights Agent. If at any time there is more than one Person appointed by the Company as Rights Agent pursuant to this Agreement, "Rights Agent" shall mean and include each such Person.

                  (y) "Rights Certificates" shall have the meaning set forth in
         Section 3(a).

                  (z) "Section 11(a)(ii) Event" shall mean any event described in Section 11(a)(ii)(A) or (B).

                  (aa) "Section 11(a)(ii) Trigger Date" shall have the meaning set forth in Section 11(a)(iii).

                  (bb) "Section 13 Event" shall mean any event described in clauses (i), (ii) or (iii) of Section 13(a).

                  (cc) "Spread" shall have the meaning set forth in Section 11(a)(iii).

                  (dd) "Stock Acquisition Date" shall mean the date of first public announcement (which, for purposes of this definition, shall include, without limitation, a report filed pursuant to Section 13(d) of the Exchange Act) by the Company or an Acquiring Person that an Acquiring Person has become such.

                  (ee) "Subsidiary" shall mean, with reference to any Person, any other Person of which at least a majority of the voting power of the voting equity securities or equity interests entitled to vote in the election of directors (or Persons with comparable responsibilities, if the entity has no directors) is beneficially owned, directly or indirectly, or otherwise controlled by such first-mentioned Person.

                  (ff) "Substitute Consideration" shall have the meaning set forth in Section 11(a)(iii).

                  (gg) "Substitution Period" shall have the meaning set forth in
         Section 11(a)(iii).

                  (hh) "Trading Day" shall have the meaning set forth in Section 11(d).

                  (ii) "Triggering Event" shall mean any Section 11(a)(ii) Event or any Section 13 Event.

         SECTION 2. APPOINTMENT OF RIGHTS AGENT. The Company hereby appoints the Rights Agent to act as agent for the Company and the holders of the Rights (who, in accordance with Section 3 hereof, shall prior to the Distribution Date also be the holders of the shares of Common Stock) in accordance with the terms and conditions hereof, and the Rights Agent hereby accepts such appointment. The Company may from time to time appoint such co-Rights Agents as it may deem necessary or desirable.

         SECTION 3. ISSUE OF RIGHTS CERTIFICATES.

                  (a) Until the first to occur of:

                           (i) the close of business on the tenth Business Day
                  after the Stock Acquisition Date (or, if the tenth Business Day after the Stock Acquisition Date occurs before the Record Date, the close of business on the Record Date),

                           (ii) the close of business on the tenth Business Day
                  (or such later date as may be determined by the Board prior to such time as any Person has become an Acquiring Person) after the date that a tender or exchange offer (other than a Permitted Offer) by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company and holding Common Stock for or pursuant to the terms of any such plan) is first published or sent or given within the meaning of Rule 14d-2(a) of the General Rules and Regulations under the Exchange Act (or any comparable or successor rule), if, upon consummation thereof, such Person would be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, or

                           (iii) the close of business on the tenth Business Day
                  after a determination, pursuant to Section 11(a)(ii)(B), that a Person is an Adverse Person,

                  (the first to occur of (i), (ii) and (iii) being herein referred to as the "Distribution Date"), (A) the Rights will be evidenced (subject to the provisions of Section 3(b)) by the certificates for the shares of Common Stock registered in the names of the holders thereof (which certificates shall also be deemed to be Rights Certificates where the context so requires) and not by separate Rights Certificates, and (B) the Rights (and the right to receive Rights Certificates) will be transferable only in connection with the transfer of the underlying shares of Common Stock (including a transfer to the Company). As soon as practicable after the Company has notified the Rights Agent of the occurrence of the Distribution Date, the Company will prepare and execute, the Rights Agent will countersign, and the Company will send or cause to be sent (and the Rights Agent will, if requested, send) by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the close of business on the Distribution Date, at the address of such holder shown on the records of the Company, one or more Rights Certificates, in substantially the form of Exhibit A (the "Rights Certificates"), evidencing one Right for each share of Common Stock so held, subject to adjustment as provided herein. As of and after the Distribution Date, the Rights will be evidenced solely by such Rights Certificates.

                  (b) As promptly as practicable after the Record Date, the Company will send a copy of a Summary of Rights to Purchase Shares of Common Stock, in substantially the form attached hereto as Exhibit B (the "Summary of Rights"), by first-class, postage-prepaid mail, to each record holder of shares of Common Stock as of the close of business on the Record Date, at the address of such holder shown on the records of the Company. With respect to certificates for the shares of Common Stock outstanding as of the Record Date, until the Distribution Date, the Rights will be evidenced by such certificates for the shares of Common Stock and the registered holders of the shares of Common Stock shall also be the registered holders of the associated Rights. Until the earlier of the Distribution Date or the Expiration Date, the surrender for transfer of any certificate for the shares of Common Stock in respect of which Rights have been issued shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby. Certificates issued after the Record Date upon the transfer of shares of Common Stock outstanding on the Record Date shall bear the legends set forth in Section 3(c).

                  (c) Rights shall be issued in respect of all shares of Common Stock which are issued after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date. Rights shall also be issued to the extent provided in Section 22 in respect of all shares of Common Stock which are issued after the Distribution Date and prior to the Expiration Date and upon the exercise or conversion, prior to the Expiration Date, of any option or other security exercisable for or convertible into Common Stock, which option or other security is outstanding on the Distribution Date. Certificates for shares of Common Stock issued after the Record Date (including, without limitation, certificates issued upon transfer or exchange of shares of Common Stock) but prior to the earlier of the Distribution Date or the Expiration Date, shall also be deemed to be certificates for the associated Rights and shall have impressed on, printed on, written on or otherwise affixed to them the following legend:

                  This certificate also evidences and entitles the holder hereof to certain rights as set forth in a Rights Agreement between ITI Technologies, Inc. (the "Company") and Norwest Bank Minnesota, National Association, as Rights Agent, dated as of November 27, 1996 (the "Rights Agreement"), as the same may be amended from time to time, the terms of which (including restrictions on the transfer of such Rights) are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge after receipt of a written request therefor from such holder. Under certain circumstances, as set forth in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person, an Adverse Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and any subsequent holder of such Rights, whether currently held by or on behalf of such Person or any subsequent holder, may become null and void.

         Until the earlier of the Distribution Date or the Expiration Date, the Rights associated with the shares of Common Stock represented by certificates for shares of Common Stock shall be evidenced by such certificates alone, and registered holders of shares of Common Stock shall also be the registered holders of the associated Rights, and the surrender for transfer of any such certificate shall also constitute the transfer of the Rights associated with the shares of Common Stock represented thereby, whether or not containing the foregoing legend. If the Company purchases or acquires any shares of Common Stock after the Record Date but prior to the earlier of the Distribution Date or the Expiration Date, any Rights associated with such shares of Common Stock shall be deemed cancelled and retired so that the Company shall not be entitled to exercise any Rights associated with the shares of Common Stock that are no longer outstanding.

         SECTION 4. FORM OF RIGHTS CERTIFICATES.

                  (a) The Rights Certificates (and the forms of election to exercise, certification and assignment to be printed on the reverse thereof) shall each be substantially in the form set forth in Exhibit A hereto and may have such marks of identification or designation and such legends, summaries or endorsements printed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange, national market system or over-the-counter market on which the Rights may from time to time be listed or quoted, or to conform to usage, or to reflect adjustments to the Rights made pursuant to this Agreement. Subject to the provisions of Sections 11 and 22, the Rights Certificates, whenever distributed, shall entitle the holders thereof to purchase such number and type of shares of Common Stock as shall be set forth therein at the price per share of Common Stock set forth therein (the "Purchase Price"), but the number of such shares and the Purchase Price shall be subject to adjustment as provided herein.

                  (b) Any Rights Certificate issued pursuant to Section 3(a) or
         Section 22 that represents Rights beneficially owned by a Person reasonably believed by the Board to be (i) an Acquiring Person, an Adverse Person, or any Associate or Affiliate of any such Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such Associate or Affiliate) to holders of equity securities in such Acquiring Person or Adverse Person (or any such Associate or Affiliate) or to any Person with whom such Acquiring Person or Adverse Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding pursuant to the transferred Rights or (B) a transfer which the Board has determined is part of an oral or written plan, arrangement or understanding that has as a primary purpose or effect the avoidance of Section 7(e), and any Rights Certificate issued to any such Person pursuant to Section 6 or
         Section 11 upon transfer, exchange, replacement or adjustment of any other Rights Certificate referred to in this sentence, shall contain (to the extent feasible) the following legend, modified as applicable to such Person:

                  The Rights represented by this Rights Certificate are or were beneficially owned by a person who was or became an [Acquiring] [Adverse] Person or an Affiliate or Associate of an [Acquiring] [Adverse] Person (as such terms are defined in the Rights Agreement). Accordingly, this Rights Certificate and the Rights represented hereby may become null and void in the circumstances specified in Section 7(e) of such Agreement. The provisions of Section 7(e) of this Agreement shall be operative whether or not the foregoing legend is contained in any such Rights Certificate.

         SECTION 5. COUNTERSIGNATURE AND REGISTRATION.

                  (a) The Rights Certificates shall be executed on behalf of the Company by its Chairman, its President and Chief Executive Officer or any of its Vice Presidents or its Controller, either manually or by facsimile signature, and shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. The Rights Certificates shall be countersigned, manually or by facsimile signature, by the Rights Agent for purposes of authorization only and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any of the Rights Certificates shall cease to be such officer of the Company before countersignature by the Rights Agent and issuance and delivery by the Company, such Rights Certificates, nevertheless, may be countersigned by the Rights Agent and issued and delivered by the Company with the same force and effect as though the person who signed such Rights Certificates had not ceased to be such officer of the Company; and any Rights Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Rights Certificate, shall be a proper officer of the Company to sign such Rights Certificate, although at the date of the execution of this Rights Agreement any such person was not such an officer.

                  (b) Following the Distribution Date, the Rights Agent will keep or cause to be kept, at its office or offices designated by the Rights Agent as the appropriate place for surrender of Rights Certificates upon exercise or transfer, books for registration and transfer of the Rights Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights Certificates, the number of Rights evidenced on its face by each of the Rights Certificates, the date of each of the Rights Certificates and whether each such Rights Certificate contains a legend as set forth in
         Section 4(b).

         SECTION 6. TRANSFER, SPLIT UP, COMBINATION AND EXCHANGE OF RIGHTS CERTIFICATES; MUTILATED, DESTROYED, LOST OR STOLEN RIGHTS CERTIFICATES.

                  (a) Subject to the provisions of Section 4(b), Section 7(e),
         Section 14 and Section 20(k), at any time after the close of business on the Distribution Date, and at or prior to the close of business on the Expiration Date, any Rights Certificate or Rights Certificates may be transferred, split up, combined or exchanged for another Rights Certificate or Rights Certificates, entitling the registered holder to purchase a like number of shares of Common Stock (or, following a Triggering Event, other securities, cash or other assets, as the case may be) as the Rights Certificate or Rights Certificates surrendered then entitled such holder (or former holder in the case of a transfer) to purchase. Any registered holder desiring to transfer, split up, combine or exchange any Rights Certificate or Rights Certificates shall make such request in writing delivered to the Rights Agent, and shall surrender the Rights Certificate or Rights Certificates to be transferred, split up, combined or exchanged, with the form of assignment and certificate appropriately executed, at the office or offices of the Rights Agent designated for such purpose. Neither the Rights Agent nor the Company shall be obligated to take any action whatsoever with respect to the transfer of any such surrendered Rights Certificate until the registered holder shall have duly completed and executed the certificate contained in the form of assignment on the reverse side of such Rights Certificate and shall have provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request. Thereupon the Rights Agent shall, subject to
         Section 4(b), Section 7(e), Section 14 and Section 20(k), countersign and deliver to each Person entitled thereto a Rights Certificate or Rights Certificates, as the case may be, as so requested. The Company may require payment of a sum sufficient to cover any transfer tax or charge that may be imposed in connection with any transfer, split up, combination or exchange of Rights Certificates.

                  (b) Upon receipt by the Company and the Rights Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Rights Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and, at the Company's or the Rights Agent's request, reimbursement to the Company and the Rights Agent of all reasonable expenses incidental thereto, and upon surrender to the Rights Agent and cancellation of the Rights Certificate if mutilated, the Company will make and deliver a new Rights Certificate of like tenor to the Rights Agent for countersignature and delivery to the registered owner in lieu of the Rights Certificate so lost, stolen, destroyed or mutilated.

         SECTION 7. EXERCISE OF RIGHTS; PURCHASE PRICE; EXPIRATION DATE OF
         RIGHTS.

                  (a) Subject to Section 7(e), the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein, including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a)), in whole or in part, at any time after the Distribution Date, upon surrender of the Rights Certificate, with the form of election to exercise and the certificate on the reverse side thereof duly completed and executed, to the Rights Agent at the office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price for the total number of shares of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the first to occur of: (i) the Final Expiration Date; (ii) the time at which such Rights expire as provided in Section 13(d); (iii) the time at which such Rights are redeemed as provided in Section 23; or (iv) the time at which such Rights are exchanged as provided in Section 24 (the first to occur of (i) through (iv) hereof (inclusive) being herein referred to as the "Expiration Date").

                  (b) The Purchase Price for each one-half of a share of Common Stock purchasable pursuant to the exercise of a Right shall initially be $25.00, shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a), and shall be payable in accordance with Section 7(c) below.

                  (c) Upon receipt of a Rights Certificate representing exercisable Rights, with the form of election to exercise and certificate on the reverse side duly completed and executed, accompanied by payment of the Purchase Price for each one-half of a share of Common Stock (or other securities, cash or other assets, as the case may be) to be purchased and an amount equal to any applicable transfer tax or charge, the Rights Agent shall, subject to Section 14(b) and Section 20(k), thereupon promptly (i) requisition from any transfer agent of the Common Stock (or make available, if the Rights Agent is the transfer agent for such Common Stock) certificates for the total number of shares of Common Stock to be purchased, and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, (ii) when appropriate, requisition from the Company the amount of cash to be paid in lieu of the issuance of fractional shares in accordance with Section 14 hereof, (iii) promptly after receipt of such certificates, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) when appropriate, promptly after receipt thereof, deliver such cash to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price (as such amount may be reduced pursuant to Section 11(a)(iii)) shall be made by cash, certified bank check or money order payable to the order of the Company. If the Company determines to issue other securities of the Company, pay cash and/or distribute other assets pursuant to Section 11(a)(iii), the Company will make all arrangements necessary so that such other securities, cash and/or other assets are available for distribution by the Rights Agent, if and when appropriate.

                  (d) In case the registered holder of any Rights Certificate shall exercise fewer than all the Rights evidenced thereby, a new Rights Certificate evidencing Rights equivalent to the Rights remaining unexercised shall be issued by the Rights Agent and delivered to, or upon the order of, the registered holder of such Rights Certificate or to his duly authorized assigns, registered in such name or names as may be designated by such holder, subject to the provisions of Section 14 hereof.

                  (e) Notwithstanding anything in this Agreement to the contrary, from and after the first occurrence of a Section 11(a)(ii) Event or a Section 13 Event, any Rights that are or were beneficially owned by (i) an Acquiring Person, an Adverse Person or any Associate or Affiliate of any such Person, (ii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee after the Acquiring Person or Adverse Person becomes such, or (iii) a transferee of an Acquiring Person or an Adverse Person (or of any such Associate or Affiliate) who becomes a transferee prior to or concurrently with the Acquiring Person or Adverse Person becoming such and receives such Rights pursuant to either (A) a transfer (whether or not for consideration) from the Acquiring Person or Adverse Person (or from any such Associate or Affiliate) to holders of equity interests in such Acquiring Person or Adverse Person (or any such Associate or Affiliate) or to any Person with whom the Acquiring Person or Adverse Person (or any such Associate or Affiliate) has any continuing oral or written plan, agreement, arrangement or understanding regarding the transferred Rights or (B) a transfer which the Board has determined is part of an oral or written plan, agreement, arrangement or understanding that has as a primary purpose or effect the avoidance of this Section 7(e), shall become null and void without any further action, and any holder of such Rights shall have no rights whatsoever with respect to such Rights, whether under any provision of this Agreement or otherwise. The Company shall use all reasonable efforts to assure that the provisions of this
         Section 7(e) and of Section 4(b) are complied with, but shall have no liability to any holder of a Rights Certificate or other Person as a result of its failure to make any determinations with respect to an Acquiring Person or Adverse Person or any of their respective Affiliates, Associates or transferees hereunder.

                  (f) Notwithstanding anything in this Agreement to the contrary, neither the Rights Agent nor the Company shall be obligated to undertake any action with respect to a registered holder upon the occurrence of any purported transfer or exercise as set forth in this
         Section 7 unless such registered holder shall have (i) duly completed and executed the certificate following the form of assignment or election to exercise set forth on the reverse side of the Rights Certificate surrendered for such assignment or exercise, and (ii) provided such additional evidence of the identity of the Beneficial Owner (or former Beneficial Owner) or Affiliates or Associates thereof as the Company shall reasonably request.

         SECTION 8. CANCELLATION AND DESTRUCTION OF RIGHTS CERTIFICATES. All Rights Certificates surrendered for the purpose of exercise, transfer, split up, combination or exchange shall, if surrendered to the Company or to any of its agents, be delivered to the Rights Agent for cancellation or in cancelled form, or, if surrendered to the Rights Agent, shall be cancelled by it, and no Rights Certificates shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Agreement. The Company shall deliver to the Rights Agent for cancellation and retirement, and the Rights Agent shall so cancel and retire, any other Rights Certificate purchased or acquired by the Company otherwise than upon the exercise thereof. The Rights Agent shall deliver all cancelled Rights Certificates to the Company.

         SECTION 9. RESERVATION AND AVAILABILITY OF COMMON STOCK.

                  (a) The Company shall at all times prior to the Expiration Date cause to be reserved and kept available, out of its authorized and unissued shares of Common Stock or any shares of Common Stock held in its treasury, the number of shares of Common Stock that, as provided in this Agreement but subject to Section 11(a)(iii), will be sufficient to permit the exercise in full of all outstanding Rights pursuant to
         Section 7(a). Upon the occurrence of any events resulting in an increase in the aggregate number of shares of Common Stock (or other equity securities of the Company) issuable upon exercise of all outstanding Rights above the number then reserved, the Company shall use its best efforts to make appropriate increases in the number of shares so reserved.

                  (b) If the Company's shares of Common Stock (or other securities, if applicable) issuable and deliverable upon the exercise of the Rights are listed or admitted for trading on any national securities exchange or included for quotation on any national market system, the Company shall use its best efforts to cause, from and after such time as the Rights become exercisable, all shares and other securities reserved for issuance upon the exercise of the Rights to be listed or admitted for trading on such national securities exchange or included for quotation on any such national market system upon official notice of issuance upon such exercise.

                  (c) The Company shall use its best efforts to (i) file, as soon as practicable following the earliest date after the first occurrence of a Section 11(a)(ii) Event as of which the consideration to be delivered by the Company upon exercise of the Rights has been determined pursuant to this Agreement, including in accordance with
         Section 11(a)(iii), or as soon as is required by law following the Distribution Date, as the case may be, a registration statement or statements under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form or forms of registration statement, (ii) cause such registration statement or statements to become effective as soon as practicable after such filing, and (iii) cause such registration statement or statements to remain effective (with a prospectus at all times meeting the requirements of the Act) until the earlier of (A) the date as of which the Rights are no longer exercisable for such securities or (B) the Expiration Date. The Company shall also take such action as may be appropriate under, or to ensure compliance with, the securities or blue sky laws of the various states. The Company may temporarily suspend, for a period of time not to exceed 90 calendar days after the date set forth in clause (i) of the first sentence of this Section 9(c), the exercisability of the Rights in order to prepare and file any required registration statement or statements and to permit it or them to become effective. Upon any such suspension, the Company shall issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a public announcement at such time as the suspension is no longer in effect. Notwithstanding any provision of this Agreement to the contrary, the Rights shall not be exercisable in any jurisdiction unless the requisite qualifications in such jurisdiction, if any, shall have been obtained or if the exercise thereof is not permitted under applicable law.

                  (d) The Company covenants and agrees that it will take all such action as may be necessary to ensure that all shares of Common Stock (or other securities, if applicable) delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares or other securities (subject to payment of the Purchase Price and any applicable transfer taxes or charges), be duly and validly authorized and issued and, with respect to shares of Common Stock or other capital stock, fully paid and nonassessable shares.

                  (e) The Company further covenants and agrees that it will pay when due and payable any and all federal and state transfer taxes and charges that may be payable in respect of the issuance or delivery of the Rights Certificates and of any certificates for shares of Common Stock (or other securities, as the case may be) upon the exercise of Rights. The Company shall not, however, be required (i) to pay any transfer tax or charge that may be payable in respect of any transfer or delivery of Rights Certificates to a Person other than, or the issuance or delivery of certificates for a number of shares of Common Stock (or other securities, as the case may be) in a name other than that of, the registered holder of the Rights Certificate evidencing Rights surrendered for exercise or (ii) to issue or to deliver any certificates for a number of shares of Common Stock (or other securities, as the case may be) in a name other than that of the registered holder upon the exercise of any Rights until any such tax or charge shall have been paid (any such tax or charge being payable by the holder of such Rights Certificate at the time of surrender) or until it has been established to the Company's satisfaction that no such tax or charge is due.

         SECTION 10. COMMON STOCK RECORD DATE. Each Person in whose name any certificate for a number of shares of Common Stock (or other securities, as the case may be) is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock (or other securities, as the case may be) represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price (and any applicable transfer taxes or charges) was made; provided, however, that if the date of such surrender and payment is a date upon which the applicable transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (or other securities as the case may be), fractional or otherwise, on, and such certificate shall be dated, the next succeeding Business Day on which the applicable transfer books of the Company are open. Prior to the exercise of the Rights evidenced thereby, the holder of a Rights Certificate, as such, shall not be entitled to any rights of a stockholder of the Company with respect to the shares of Common Stock (or other securities, as the case may be) for which the Rights shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions, or to exercise any preemptive rights, and such holders shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

         SECTION 11. ADJUSTMENT OF PURCHASE PRICE, NUMBER AND KIND OF SHARES OR NUMBER OF RIGHTS. The Purchase Price, the number and kind of shares of Common Stock or other securities covered by each Right and the number of Rights outstanding, are subject to adjustment from time to time as provided in this
Section 11:

                  (a) (i) If the Company shall at any time after the date of this Agreement (A) declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, (B) subdivide or split the outstanding shares of Common Stock, (C) combine or consolidate the outstanding shares of Common Stock into a smaller number of shares of Common Stock or effect a reserve stock split of the outstanding shares of Common Stock, or (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and in Section 7(e), the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, split, combination, consolidation, reverse stock split or reclassi- fication, and the number and kind of shares of capital stock issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price then in effect and any applicable transfer taxes or charges, the aggregate number and kind of shares of capital stock which, if such Right had been exercised immediately prior to such date and at a time when the Company's transfer books for the shares of Common Stock were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, split, combination, consolidation, reverse stock split or reclassification; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. If an event occurs that would require an adjustment under both this Section 11(a)(i) and Section 11(a)(ii), the adjustment provided for in this Section 11(a)(i) shall be in addition to, and shall be made prior to, any adjustment required pursuant to Section 11(a)(ii).

                           (ii) Subject to Section 24 of this Agreement, in the
                  event that:

                           (A) any Person shall become an Acquiring Person, unless the event causing such Person to become an Acquiring Person is a transaction set forth in
                           Section 13(a), or

                           (B) the Board shall declare any Person to be an Adverse Person, upon a determination by the Board that such Person, alone or together with its Affiliates or Associates, has become the Beneficial Owner of a substantial amount of shares of Common Stock (which amount shall in no event be less than the greater of (1) 15% of the shares of Common Stock then outstanding or (2) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company and holding Common Stock for or pursuant to the terms of any such plan, and a determination by the Board, after reasonable inquiry and investigation, including consultation with such Persons as such directors shall deem appropriate, that (x) such beneficial ownership by such Person is intended to cause the Company to repurchase the shares of Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person or its Affiliates or Associates with short-term financial gain under circumstances where the Board determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (y) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position) on the business or prospects of the Company, then, promptly following the first occurrence of a Section 11(a)(ii) Event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e)) shall thereafter have the right to receive, upon exercise thereof at a price equal to the then current Purchase Price if no Section 11(a)(ii) Event or Section 13 Event had occurred, multiplied by two times the number of one-half of a share of Common Stock for which a Right would be exercisable if no Section 11(a)(ii) Event or Section 13 Event had occurred, in accordance with the terms of this Agreement, in lieu of the number of one-half of a share of Common Stock for which such Right was exercisable immediately prior to the first occurrence of such Section 11(a)(ii) Event, such number of whole shares of Common Stock of the Company as shall equal the result obtained by (x) multiplying the then current Purchase Price if no Section 11(a)(ii) Event or Section 13 Event had occurred by two times the number of one-half of a share of Common Stock for which such Right would be exercisable if no Section 11(a)(ii) Event or Section 13 Event had occurred, and (y) dividing that product (which, following such first occurrence, shall thereafter be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by 50% of the Current Market Price per share of the Company's Common Stock (determined pursuant to Section 11(d) hereof) on the date of such first occurrence (such number of whole shares of Common Stock being hereafter referred to as the "Adjustment Shares").

                           (iii) If the number of shares of Common Stock that
                  are authorized by the Company's Certificate of Incorporation (including treasury shares) but not outstanding or reserved for issuance for purposes other than upon exercise of the Rights (the "Available Shares") are not sufficient to permit the exercise in full of all of the exercisable Rights in accordance with Section 11(a)(ii), the Company shall:

                           (A) determine the excess of (1) the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value") over (2) the Purchase Price (such excess being hereafter referred to as "Spread"), and (B) with respect to each Right, use its best efforts to make adequate provision to substitute, in lieu solely of the Adjustment Shares, upon payment of the applicable Purchase Price, (1) cash, (2) a reduction in the Purchase Price, (3) shares of Common Stock and/or other equity security securities of the Company (including, without limitation, shares, or units of shares, of preferred stock of the Company with rights, privileges and other terms substantially the same as the shares of Common Stock (such shares of preferred stock are referred to herein as "Equivalent Preferred Stock ")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing (whichever substituted, the "Substitute Consideration"), having an aggregate value equal to the Current Value, where such aggregate value has been determined by the Board based upon the advice of an investment banking firm selected by the Board; provided, however, if the Company shall not have made adequate provision to deliver Substitute Consideration pursuant to clause (B) above within thirty (30) days following the later of (x) the date of the occurrence of a Section 11(a)(ii) Event and
                           (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall use its best efforts to obtain stockholder approval for the authorization of such additional shares of Common Stock or Equivalent Preferred Stock within ninety (90) days after the Section 11(a)(ii) Trigger Date (such period, as it may be extended, the "Substitution Period") to enable each holder of Rights that have not become void pursuant to Section 7(e) to receive aggregate value equal to the Spread. To the extent that some action need be taken pursuant to the first and/or second sentences of this Section 11(a)(iii), the Company (xx) shall provide, subject to Section 7(e), that such action shall apply uniformly to all outstanding Rights, (yy) may suspend the exercisability of the Rights until the expiration of the Substitution Period in order to seek any authorization of additional shares and/or to decide the appropriate form of distribution to be made pursuant to such first sentence and to determine the value thereof, and (zz) shall not provide Substitute Consideration except to the extent that the aggregate number of Adjustment Shares for which Rights are then exercisable exceeds the number of Available Shares. In the event of any such suspension, the Company shall give notice to the Rights Agent and either advise in writing all shareholders of record as of that date or issue a public announcement stating that the exercisability of the Rights has been temporarily suspended, as well as a notice to the Rights Agent and either written notice to all stockholders of record or a public announcement at such time as the suspension is no longer in effect. For purposes of this Section 11(a)(iii), (xxx) the value of the shares of Common Stock shall be the Current Market Price (as determined pursuant to Section 11(d)) per share of Common Stock on the Section 11(a)(ii) Trigger Date and (yyy) the value of any "Equivalent Preferred Stock" shall be deemed to have the same value as a share of Common Stock on such date. Notwithstanding anything herein stated, the purchase price of the Right shall not be less than the aggregate par value of the shares of Common Stock that are purchased upon the exercise of a Right. If, despite the best efforts of the Company, there is insufficient Substitute Consideration available to enable each holder of Rights that have not become void pursuant to Section 7(e) to receive aggregate value equal to the Spread, neither the Company nor the members of the Board of Directors shall be liable in any respect.

                  (b) In case the Company shall fix a record date for the issuance of rights, options or warrants to all holders of shares of Common Stock entitling them (for a period expiring within 45 calendar days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share of Common Stock (or having a conversion price per share of Common Stock, if a security convertible into shares of Common Stock) less than the Current Market Price per share of Common Stock (as determined pursuant to Section 11(d)) on such record date, the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such record date plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so to be offered (and/or the aggregate initial conversion price of the convertible securities so to be offered) would purchase, at such Current Market Price, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date, plus the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible); provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company issuable upon exercise of one Right. In case such subscription price may be paid by delivery of consideration, part or all of which is in a form other than cash, the value of such consideration shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. Shares of Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such computation. Such adjustments shall be made successively whenever such a record date is fixed, and if such rights, options or warrants are not so issued, the Purchase Price shall be adjusted to be the Purchase Price which would then be in effect if such record date had not been fixed.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of shares of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing or surviving corporation) of evidences of indebtedness, cash (other than a regular quarterly cash dividend out of the earnings or retained earnings of the Company), non-cash assets (other than a regular quarterly dividend referred to above, or a dividend payable in shares of Common Stock, but including any dividend payable in stock other than shares of Common Stock) or subscription rights or warrants (excluding those referred to in Section 11(b)), the Purchase Price to be in effect after such record date shall be determined by multiplying the Purchase Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the Current Market Price (as determined pursuant to Section 11(d)) per share of Common Stock on such record date, less the fair market value (as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights) of the portion of the cash, non-cash assets or evidences of indebtedness so to be distributed on, or of such subscription rights or warrants applicable to, one share of Common Stock, and the denominator of which shall be such Current Market Price; provided, however, that in no event shall the consideration to be paid upon the exercise of one Right be less than the aggregate par value of the shares of capital stock of the Company to be issued upon exercise of one Right. Such adjustments shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Purchase Price shall again be adjusted to be the Purchase Price which would had been in effect if such record date had not been fixed.

                  (d) For the purpose of any computation hereunder, other than computations made pursuant to Section 11(a)(iii), the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the 30 consecutive Trading Days (as such term is hereinafter defined) immediately prior to such date, and for purposes of computations made pursuant to Section 11(a)(iii), the "Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily closing prices per share of such Common Stock for the ten consecutive Trading Days immediately following such date; provided, however, that if such Current Market Price is determined during a period following the announcement by the issuer of such shares of Common Stock of (A) a dividend or distribution on such Common Stock payable in shares of such Common Stock or securities convertible into such shares (other than Rights), or (B) any subdivision, split, combination or reclassification of such Common Stock, and prior to the expiration of the requisite 30 Trading Day or 10 Trading Day period, as set forth above, after the ex-dividend date for such dividend or distribution, or the record date for such subdivision, split, combination or reclassification, then, and in each such case, the "Current Market Price" shall be appropriately adjusted to take into account ex-dividend trading. The closing price for each Trading Day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Common Stock are listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last sale price or, if not reported, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq System or such other system then in use, or, if on any such date the Common Stock is not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board. If, on any such date, no professional market maker is making a market in the Common Stock, the "Current Market Price" per share shall mean the fair value per share as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding on the Rights Agent and the holders of the Rights. The term "Trading Day" shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of business or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day.

                  (e) Anything herein to the contrary notwithstanding, except the last sentence of this Section 11(e), no adjustment in the Purchase Price shall be required unless such adjustment would require an increase or decrease of at least 1% in the Purchase Price; provided, however, that any adjustments which by reason of this Section 11(e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 11 shall be made to the nearest cent or to the nearest one ten-thousandths of a share of Common Stock or of any other share or security, as the case may be. Notwithstanding the first sentence of this Section 11(e), any adjustment which would be required by this Section 11, but for the first sentence of this Section 11(e), shall be made no later than the earlier of (i) three years from the date of the transaction or the event which requires such adjustment or (ii) the Expiration Date.

                  (f) If, as a result of an adjustment made pursuant to Section 11(a)(ii) or Section 13(a), the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in Sections 11(a) through (c) (inclusive), Section 11(e), Sections 11(g) through (k) (inclusive), Section 11(m), and the provisions of Sections 7, 9, 10, 13 and 14 with respect to the shares of Common Stock shall apply on like terms to any such other shares.

                  (g) All Rights originally issued by the Company subsequent to any adjustment made to the Purchase Price hereunder shall evidence the right to purchase, at the adjusted Purchase Price, the number of shares of Common Stock (or other securities) purchasable from time to time hereunder upon exercise of the Rights, all subject to further adjustment as provided herein.

                  (h) Unless the Company shall have exercised its election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of shares of Common Stock (calculated to the nearest one ten-thousandth of a share of Common Stock) obtained by
         (i) multiplying (A) the number of shares of Common Stock covered by a Right immediately prior to this adjustment by (B) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and
         (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price.

                  (i) The Company, acting by the decision of the Board, may elect on or after the date of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of shares of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after such adjustment in the number of Rights shall be exercisable for the number of shares of Common Stock for which a Right was exercisable immediately prior to such adjustment. Each Right held of record prior to such adjustment of the number of Rights shall become that number of Rights (calculated to the nearest one ten-thousandth) obtained by dividing the Purchase Price in effect immediately prior to adjustment of the Purchase Price by the Purchase Price in effect immediately after adjustment of the Purchase Price. The Company shall make a public announcement of its election to adjust the number of Rights, indicating the record date for the adjustment, and, if known at the time, the amount of the adjustment to be made. This record date may be the date on which the Purchase Price is adjusted or any day thereafter, but, if the Rights Certificates have been issued, shall be at least 10 Business Days later than the date of the public announcement. If Rights Certificates have been issued, upon each adjustment of the number of Rights pursuant to this Section 11(i), the Company shall, as promptly as practicable, cause to be distributed to holders of record of Rights Certificates on such record date Rights Certificates evidencing, subject to Section 14, the additional Rights to which such holders shall be entitled as a result of such adjustment, or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Rights Certificates held by such holders prior to the date of adjustment, and upon surrender thereof, if required by the Company, new Rights Certificates evidencing all the Rights to which such holders shall be entitled after such adjustment. Rights Certificates so to be distributed shall be issued, executed and countersigned in the manner provided for herein (and may bear, at the option of the Company, the adjusted Purchase Price) and shall be registered in the names of the holders of record of Rights Certificates on the record date specified in the public announcement.

                  (j) Irrespective of any adjustment or change in the Purchase Price or the number of shares of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price and the number of shares of Common Stock which were expressed in the initial Rights Certificates issued hereunder.

                  (k) Before taking any action that would cause an adjustment reducing the Purchase Price below the then par value, if any, of the shares of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock at such adjusted Purchase Price.

                  (l) In any case in which this Section 11 shall require that any adjustment in the Purchase Price be made effective as of a record date for a specified event, the Company may elect to defer until the occurrence of such event the issuing to the holder of any Right exercised after such record date of the number of shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise over and above the shares of Common Stock and other capital stock or securities of the Company, if any, issuable upon such exercise on the basis of the Purchase Price in effect prior to such adjustment; provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares or securities (fractional or otherwise) upon the occurrence of the event requiring such adjustment.

                  (m) Anything in this Section 11 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Purchase Price, in addition to those adjustments expressly required by this Section 11, as and to the extent that the Board shall determine to be advisable in order that any (i) consolidation or subdivision of the shares of Common Stock, (ii) issuance wholly for cash of any shares of Common Stock at less than the Current Market Price per share of Common Stock, (iii) issuance wholly for cash of securities which by their terms are convertible into or exchangeable for shares of Common Stock, (iv) dividends on Common Stock payable in shares of Common Stock, or (v) issuance of rights, options or warrants referred to hereinabove in this Section 11, hereafter made by the Company to holders of its shares of Common Stock shall not be taxable to such stockholders.

                  (n) The Company covenants and agrees that it shall not, at any time after the Distribution Date and prior to the Expiration Date, (i) consolidate with any Person, (ii) merge with or into any other Person, or (iii) sell or transfer (or permit any Subsidiary to sell or transfer), in one transaction, or a series of related transactions, assets or earning power aggregating more than 50% of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any other Person or Persons, if (A) at the time of or immediately after such consolidation, merger, sale or transfer, there are any rights, warrants or other instruments or securities outstanding or agreements in effect that would substantially diminish or otherwise eliminate the benefits intended to be afforded by the Rights or (B) with respect to a transaction of the nature listed in Section 11(a)(ii), there are insufficient Available Shares to permit the exercise of the Rights, except to the extent that Substitute Consideration has been substituted.

         SECTION 12. CERTIFICATE OF ADJUSTED PURCHASE PRICE OR NUMBER OF SHARES. Whenever an adjustment is made as provided in Section 11 or Section 13, the Company shall (a) promptly prepare a certificate setting forth such adjustment and a brief statement of the facts accounting for such adjustment, (b) promptly file with the Rights Agent, and with each transfer agent for the Common Stock, a copy of such certificate, and (c) if such adjustment is made after the Distribution Date, mail a brief summary thereof to each holder of a Rights Certificate in accordance with Section 26. The Rights Agent shall be fully authorized to rely and be protected in relying on any such certificate and on any adjustment therein described.

         SECTION 13. CONSOLIDATION, MERGER OR SALE OR TRANSFER OF ASSETS OR EARNING POWER.

                  (a) In the event that, following the Stock Acquisition Date, directly or indirectly:

                           (i) the Company shall consolidate with, or merge with
                  and into, any other Person and the Company shall not be the continuing or surviving corporation of such consolidation or merger,

                           (ii) any Person shall consolidate with the Company,
                  or merge with and into the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock held by existing stockholders of the Company shall be changed into or exchanged for stock or other securities of any other Person (including the Company) or cash or any other property (except as the result of statutory dissenters' rights), or

                           (iii) the Company shall sell or otherwise transfer
                  (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets or earning power aggregating 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company), then, and in each such case, except as contemplated by Section 13(d), proper provision shall be made so that: (A) each holder of a Right (except as otherwise provided herein) shall thereafter have the right to receive, upon the exercise thereof at the then current Purchase Price if no Section 11(a)(ii) Event or Section 13 Event had occurred multiplied by two times the number of one-half of a share of Common Stock for which a Right would be exercisable if no Section 11(a)(ii) Event or Section 13 Event had occurred, in accordance with the terms of this Agreement, and in lieu of the number of one-half of a share of Common Stock for which such Right was exercisable immediately prior to the occurrence of such
                  Section 13 Event, such number of whole validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Purchase Price if no Section 11(a)(ii) Event or Section 13 Event had occurred by two times the number of one-half of a share of Common Stock for which a Right would be exercisable if no Section 11(a)(ii) Event or Section 13 Event has occurred and (2) dividing that product (which, following the first occurrence of a Section 13 Event, shall be referred to as the "Purchase Price" for each Right for all purposes of this Agreement) by 50% of the then Current Market Price per share of Common Stock of such Principal Party (determined pursuant to Section 11(d) hereof) on the date of consummation of such
                  Section 13 Event; (B) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all of the obligations and duties of the Company pursuant to this Agreement; (C) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (D) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of its shares of Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions thereof shall hereafter be applicable, as nearly as reasonably may be, in relation to the shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (E) the provisions of Section 11(a)(ii) shall be of no effect following the first occurrence of any Section 13 Event.

                  (b) "Principal Party" shall mean (i) in the case of any transaction described in Section 13(a)(i) or (ii), the Person that is the issuer of any securities into which shares of Common Stock are converted in such merger or consolidation, and, if no securities are so issued, the Person that is the other party to such merger or consolidation, and (ii) in the case of any transaction described in
         Section 13(a)(iii), the Person that is the party receiving the greatest portion of the assets or earning power transferred pursuant to such transaction or transactions; provided, however, that in any such case,
         (A) if the shares of Common Stock of such Person are not at such time and have not been continuously over the preceding 12-month period registered under Section 12 of the Exchange Act, and such Person is a direct or indirect Subsidiary of another Person, the shares of Common Stock of which are and have been so registered, "Principal Party" shall refer to such other Person; and (B) in case such Person is the Subsidiary, directly or indirectly, of more than one Person, the shares of Common Stock of two or more of which are and have been so registered, "Principal Party" shall refer to whichever of such Persons is the issuer of the shares of Common Stock having the greatest aggregate market value.

                  (c) (i) The Company shall not consummate any such transaction constituting a Section 13 Event unless the Principal Party shall have a sufficient number of authorized shares of Common Stock which have not been issued or reserved for issuance to permit the exercise in full of the Rights in accordance with this Section 13 and unless prior thereto the Company and such Principal Party shall have executed and delivered to the Rights Agent a supplemental agreement providing for the terms set forth in Sections 13(a) and (b) and further providing that, as soon as practicable after the date of consummation of any transaction constituting a Section 13 Event, the Principal Party will (A) prepare and file a registration statement under the Act with respect to the Rights and the securities purchasable upon exercise of the Rights on an appropriate form, and will use its best efforts to cause such registration statement to (1) become effective as soon as practicable after such filing and (2) remain effective (with a prospectus at all times meeting the requirements of the Act) until the Expiration Date, and (B) will deliver to holders of the Rights historical financial statements for the Principal Party and each of its Affiliates that comply in all respects with the requirements for registration on Form 10 under the Exchange Act or any successor form.

                  (ii) The provisions of this Section 13 shall similarly apply to successive mergers or consolidations or sales or other transfers. If a Section 13 Event shall occur at any time after the occurrence of a
         Section 11(a)(ii) Event, the Rights which have not theretofore been exercised shall thereafter become exercisable in the manner described in Section 13(a).

                  (d) Notwithstanding anything in this Agreement to the contrary, Section 13 shall not be applicable to a transaction described in subparagraphs (i) and (ii) of Section 13(a) if: (i) such transaction is consummated with a Person or Persons who acquired shares of Common Stock pursuant to a Permitted Offer (or a wholly-owned Subsidiary of any such Person or Persons); (ii) the price per share of Common Stock offered in such transaction is not less than the price per share of Common Stock paid to all holders of shares of Common Stock whose shares were purchased pursuant to such Permitted Offer; and (iii) the form of consideration offered in such transaction is the same as the form of consideration paid pursuant to such Permitted Offer. Upon consummation of any such transaction contemplated by this Section 13(d), all Rights hereunder shall expire.

         SECTION 14. FRACTIONAL RIGHTS AND FRACTIONAL SHARES.

                  (a) The Company shall not be required to issue fractions of Rights or to distribute Rights Certificates which evidence fractional Rights. The Company may, in lieu of such fractional Rights, pay to the registered holders of the Rights Certificates with regard to which such fractional Rights would otherwise be issuable, an amount in cash equal to the same fraction of the current market value of a whole Right. For purposes of this Section 14(a), the current market value of a whole Right shall be the closing price of the Rights for the Trading Day immediately prior to the date on which such fractional Rights would have been otherwise issuable. The closing price of the Rights for any day shall be the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Rights are listed or admitted to trading or, if the Rights are not listed or admitted to trading on any national securities exchange, the last sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the Nasdaq System or such other system then in use or, if on any such day the Rights are not quoted or reported by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Rights selected by the Board. If, on any such day, no such market maker is making a market in the Rights, the fair value of the Rights on such date shall be as determined in good faith by the Board, whose determination shall be described in a statement filed with the Rights Agent and shall be binding upon the Rights Agent and the holders of the Rights.

                  (b) The Company shall not be required to issue fractions of shares of Common Stock or other capital stock upon exercise of the Rights or to distribute certificates that evidence fractional shares (in each case other than, prior to the Stock Acquisition Date, integral multiples of one-half of a share of Common Stock or, if a Right shall then be exercisable for a fraction other than one-half, integral multiples of that fraction). The Company may, in lieu of such fractional shares, pay to the registered holders of Rights Certificates at the time such Rights are exercised as herein provided an amount in cash equal to the same fraction of the current market value per one whole share of Common Stock. For the purposes of this Section 14(b), the current market value per one whole share of Common Stock or other capital stock shall be the closing price of one whole share of Common Stock or other share of capital stock (as determined in accordance with Section 11(d) hereof) for the Trading Day immediately prior to the date of such exercise.

                  (c) Every holder of a Right, by the acceptance of the Right, expressly waives such holder's right to receive any fractional Rights or any fractional shares of Common Stock upon exercise of a Right, except as permitted by this Section 14.

         SECTION 15. RIGHTS OF ACTION. All rights of action in respect of this Agreement are vested in the respective registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Stock); and any registered holder of any Rights Certificate (or, prior to the Distribution Date, of the Common Stock), without the consent of the Rights Agent or of the holder of any other Rights Certificate (or, prior to the Distribution Date, of the Common Stock), may, in such holder's own behalf and for such holder's own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, such holder's right to exercise the Rights in the manner provided in such Rights Certificate and in this Agreement. Without limiting the foregoing or any remedies available to the holders of Rights, it is specifically acknowledged that the holders of Rights would not have an adequate remedy at law for any breach of this Agreement and shall be entitled to specific performance of the obligations under, and injunctive relief against actual or threatened violations of the obligations hereunder of any Person subject to, this Agreement.

         SECTION 16. AGREEMENT OF RIGHTS HOLDERS. Every holder of a Right, by accepting the same, consents and agrees with the Company and the Rights Agent and with every other holder of a Right that:

                  (a) prior to the Distribution Date, the Rights will be transferable only in connection with the transfer of the shares of Common Stock;

                  (b) on and after the Distribution Date, the Rights Certificates are transferable only on the registry books of the Rights Agent if surrendered at the office or offices of the Rights Agent designated for such purposes, duly endorsed or accompanied by a proper instrument of transfer and with the appropriate forms and certificates duly completed and fully executed and otherwise complying with any other requirements set forth in this Agreement;

                  (c) subject to Section 6(a) and Section 7(f), the Company and the Rights Agent may deem and treat the Person in whose name a Rights Certificate (or, prior to the Distribution Date, the associated Common Stock certificate) is registered as the absolute owner thereof and of the Rights evidenced thereby (notwithstanding any notations of ownership or writing on the Rights Certificates or the associated Common Stock certificate made by anyone other than the Company or the Rights Agent) for all purposes whatsoever, and neither the Company nor the Rights Agent, subject to the last sentence of Section 7(e), shall be required to be affected by any notice or knowledge to the contrary; and

                  (d) notwithstanding anything in this Agreement or the Rights Certificate to the contrary, the Company, the Board and the Rights Agent shall not have any liability to any holder of a Right or other Person as a result of the inability of the Company or the Rights Agent to perform any of its obligations under this Agreement by reason of any preliminary or permanent injunction or other order, decree or ruling issued by a court of competent jurisdiction or by a governmental, regulatory or administrative agency or commission, or any statute, rule, regulation or executive order promulgated or enacted by any governmental authority, prohibiting or otherwise restraining performance of such obligation.

         SECTION 17. RIGHTS CERTIFICATE HOLDER NOT DEEMED A STOCKHOLDER. No holder, as such, of any Rights Certificate shall be entitled to vote, receive dividends or be deemed for any purpose the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon the exercise of the Rights represented thereby, nor shall anything contained herein or in any Rights Certificate be construed to confer upon the holder of any Rights Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 25), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by such Rights Certificate shall have been exercised in accordance with the provisions hereof.

         SECTION 18. CONCERNING THE RIGHTS AGENT.

                  (a) The Company agrees to pay to the Rights Agent reasonable compensation for all services rendered by it hereunder and, from time to time, on demand of the Rights Agent, its reasonable expenses and counsel fees and disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Rights Agent for, and to hold it harmless against, any loss, liability or expense, incurred without negligence, bad faith or willful misconduct on the part of the Rights Agent, for anything done or omitted by the Rights Agent in connection with the acceptance, administration and execution of this Agreement and the exercise and performance of its duties hereunder, including, without limitation, the costs and expenses of defending against and appealing any such claim of liability.

                  (b) The Rights Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Rights Certificate or certificate for shares of Common Stock or for other securities of the Company, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice, instruction, direction, consent, certificate, statement or other paper or document believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged, by the proper Person or Persons.

         SECTION 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF RIGHTS AGENT.

                  (a) Any Person into which the Rights Agent or any successor Rights Agent may be merged or with which it may be consolidated, or any Person resulting from any merger or consolidation to which the Rights Agent or any successor Rights Agent shall be a party, or any Person succeeding to the stock transfer or corporate trust business of the Rights Agent or any successor Rights Agent, shall be the successor to the Rights Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided, however, that such Person would be eligible for appointment as a successor Rights Agent under the provisions of Section
         21. In case at the time such successor Rights Agent shall succeed to the agency created by this Agreement, any of the Rights Certificates shall have been countersigned but not delivered, any such successor Rights Agent may adopt the countersignature of a predecessor Rights Agent and deliver such Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, any successor Rights Agent may countersign such Rights Certificates either in the name of the predecessor Rights Agent or in the name of the successor Rights Agent; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

                  (b) In case at any time the name of the Rights Agent shall be changed, and at such time any of the Rights Certificates shall have been countersigned but not delivered, the Rights Agent may adopt the countersignature under its prior name and deliver Rights Certificates so countersigned; and in case at that time any of the Rights Certificates shall not have been countersigned, the Rights Agent may countersign such Rights Certificates either in its prior name or in its changed name; and in all such cases such Rights Certificates shall have the full force provided in the Rights Certificates and in this Agreement.

         SECTION 20. DUTIES OF RIGHTS AGENT. The Rights Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Rights Certificates (or, prior to the Distribution Date, the associated certificates for shares of Common Stock), by their acceptance thereof, shall be bound:

                  (a) The Rights Agent may consult with legal counsel selected by it (who may be legal counsel for the Company), and the advice of such counsel shall be full and complete authorization and protection to the Rights Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such advice.

                  (b) Whenever in the performance of its duties under this Agreement, the Rights Agent shall deem it necessary or desirable that any fact or matter (including, without limitation, the identity of any Acquiring Person or Adverse Person and the determination of "Current Market Price") be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the Chairman, the President and Chief Executive Officer, any of the Vice Presidents, or the Controller of the Company and delivered to the Rights Agent; and any such certificate shall be full and complete authorization and protection to the Rights Agent for any action taken, suffered or omitted in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Rights Agent shall not be liable or responsible hereunder to the Company or any other Person except for its own negligence, bad faith or willful misconduct.

                  (d) The Rights Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Rights Certificates or be required to verify the same (except as to its countersignature on such Rights Certificates), but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Rights Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Rights Agent) or in respect of the validity or execution of any Rights Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Rights Certificate; nor shall it be responsible for any adjustment required under the provisions of Section 11, Section 13 or Section 24 or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment (except with respect to the exercise of Rights evidenced by Rights Certificates after receipt of a certificate delivered pursuant to Section 12 describing any such adjustment); nor shall it be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Rights Certificate or as to whether any shares of Common Stock will, when so issued, be validly authorized and issued, fully paid and nonassessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Rights Agent for the carrying out or performing by the Rights Agent of the provisions of this Agreement.

                  (g) The Rights Agent is hereby authorized and directed to accept instructions or directions with respect to the performance of its duties hereunder from any one of the Chairman, the President and Chief Executive Officer, any of the Vice Presidents, or the Controller of the Company, and to apply to such officers for advice, instructions or direction in connection with its duties, and it shall not be liable for any action taken or suffered by it in good faith in accordance with instructions or direction of any such officer or for any delay in acting while waiting for those instructions or direction.

                  (h) The Rights Agent and any stockholder, director, officer or employee of the Rights Agent may buy, sell or deal in any of the Rights or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Rights Agent under this Agreement. Nothing herein shall preclude the Rights Agent or any stockholder, director, officer or employee of the Rights Agent from acting in any other capacity for the Company or for any other Person.

                  (i) The Rights Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys or agents, and the Rights Agent shall not be liable or responsible for any act, default, neglect or misconduct of any such attorneys or agents or for any loss or damages to the Company resulting from any such act, default, neglect or misconduct; provided, however, reasonable care was exercised in the selection and continued employment thereof.

                  (j) No provision of this Agreement shall require the Rights Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of its rights or powers if there shall be reasonable grounds for believing that repayment of such funds or adequate indemnification against such risk or liability is not reasonably assured to it.

                  (k) If, with respect to any Rights Certificates surrendered to the Rights Agent for exercise or transfer, the certificate attached to the form of assignment or form of election to exercise, as the case may be, has either not been duly completed and executed or indicates an affirmative response to clause 1 and/or 2 thereof, the Rights Agent shall not take any further action with respect to such requested exercise or transfer until it has received instructions with respect thereto from the Company.

         SECTION 21. CHANGE OF RIGHTS AGENT. The Rights Agent or any successor Rights Agent may resign and be discharged from its duties under this Agreement upon 30 calendar days' notice in writing mailed to the Company, and to each transfer agent of the Common Stock the existence of which the Rights Agent has received notice from the Company, by registered or certified mail, and, if such notice is mailed after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. The Company may remove the Rights Agent or any successor Rights Agent upon 30 calendar days' notice in writing, mailed to the Rights Agent or successor Rights Agent, as the case may be, and to each transfer agent of the Common Stock, by registered or certified mail, and, if such notice if mailed after the Distribution Date, to the registered holders of the Rights Certificates by first-class mail. If the Rights Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Rights Agent. If the Company shall fail to make such appointment within a period of 30 calendar days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Rights Agent or by the registered holder of a Rights Certificate (or, prior to the Distribution Date, the certificates for the shares of Common Stock) who shall, with such notice, submit such holder's Rights Certificate (or, prior to the Distribution Date, the certificates for the shares of Common Stock) for inspection by the Company, then such registered holder of the Rights Certificate may apply to any court of competent jurisdiction for the appointment of a new Rights Agent. Any successor Rights Agent, whether appointed by the Company or by such a court, shall be a corporation organized and doing business under the laws of the United States or of the State of Minnesota or the State of New York (or of any other state of the United States so long as such corporation is authorized to do business as a banking institution in the State of Minnesota or the State of New York), in good standing, having an office in the State of Minnesota or the State of New York, which is authorized under such laws to exercise corporate trust or stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Rights Agent a combined capital and surplus of at least $50 million or an Affiliate of such a corporation. After appointment, the successor Rights Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent without further act or deed; but the predecessor Rights Agent shall deliver and transfer to the successor Rights Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for such purpose. Not later than the effective date of any such appointment, the Company shall file notice thereof in writing with the predecessor Rights Agent and each transfer agent of the Common Stock, and, if such notice is filed after the Distribution Date, mail a notice thereof in writing to the registered holders of the Rights Certificates for the shares of Common Stock by first-class mail. Failure to give any notice provided for in this Section 21 or to appoint a successor Rights Agent, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Rights Agent or the appointment of the successor Rights Agent, as the case may be.

         SECTION 22. ISSUANCE OF NEW RIGHTS CERTIFICATES. Notwithstanding any of the provisions of this Agreement or of the Rights to the contrary, but subject to Section 7(e), the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be specified by the Board to reflect any adjustment or change in the Purchase Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement.

         SECTION 23. REDEMPTION AND TERMINATION.

                  (a) Subject to the provisions of Section 27, the Board may, at its option, at any time prior to the first to occur of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (or, if the Stock Acquisition Date shall have occurred prior to the Record Date, the close of business on the tenth Business Day following the Record Date), (ii) the tenth Business Day after a determination, pursuant to Section 11(a)(ii)(B), that a person is an Adverse Person, or (iii) the Final Expiration Date, redeem all but not less than all of the then outstanding Rights at a redemption price of $.001 per Right, as such amount may be appropriately adjusted to reflect any stock split, stock dividend or similar transaction occurring after the date hereof (such redemption price being hereinafter referred to as the "Redemption Price") in cash; provided, however, that the Board may, at its option, pay the Redemption Price in shares of Common Stock (based on the "Current Market Price," as defined in Section 11(d), of the shares of Common Stock at the time of redemption), shares of Equivalent Preferred Stock, or other form of consideration redeemed appropriate by the Board. Notwithstanding anything contained in this Agreement to the contrary, the Rights shall not be exercisable after the first occurrence of a Section 11(a)(ii) Event until such time as the Company's right of redemption hereunder has expired. Any redemption of the Rights hereunder may be made effective at such time, on such basis and with such conditions as the Board of Directors in its sole discretion may establish.

                  (b) Immediately upon the action of the Board ordering the redemption of the Rights pursuant Section 23(a), and without any further action and without any notice, the right to exercise the Rights will terminate, and the only right thereafter of the holders of Rights shall be to receive the Redemption Price for each Right so held. Promptly after the action of the Board ordering redemption of the Rights, the Company shall give public notice of any such redemption and shall give notice of such redemption to the Rights Agent and to all the registered holders of the then outstanding Rights by mailing such notice to such holders at each holder's last address as it appears upon the registry books of the Rights Agent or, prior to the Distribution Date, on the registry books of the transfer agent for the Common Stock. Any notice which is mailed in the manner provided in Section 26 shall be deemed given, whether or not the Rights Agent or the holder receives the notice, and any failure to give or any defect in any public or mailed notice given pursuant to this Section 23(b) shall not affect the validity of such redemption. Each such public or mailed notice of redemption shall state the method by which the payment of the Redemption Price will be made.

         SECTION 24. EXCHANGE.

                  (a) The Board may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for shares of Common Stock, with each Right to be exchanged for such number of shares of Common Stock as shall equal the result obtained by dividing (x) a number equal to the then current Purchase Price if no Section 11(a)(ii) Event or Section 13 Event had occurred multiplied by two times the number of one-half of a share of Common Stock for which a Right would be exercisable if no Section 11(a)(ii) Event or Section 13 Event had occurred by (y) the Current Market Price per share of Common Stock (determined pursuant to Section 11(d)) (such number of shares being hereinafter referred to as the "Exchange Ratio")). The Exchange Ratio shall be appropriately adjusted to reflect any stock split, stock dividend or similar transaction affecting the shares of Common Stock that occurs after a Section 11(a)(ii) Event. Notwithstanding the foregoing, the Board shall not be empowered to effect such exchange at any time after an Acquiring Person, together with all Affiliates and Associates of such Acquiring Person, becomes the Beneficial Owner of 50% or more of the shares of Common Stock then outstanding.

                  (b) Immediately upon the action of the Board ordering the exchange of any Rights pursuant to Section 24(a), and without any further action and without any notice, the right to exercise such Rights shall terminate, and the only right thereafter of a holder of such Rights shall be to receive that number of shares of Common Stock equal to the number of such Rights held by such holder multiplied by the Exchange Ratio. Promptly after the action of the Board ordering an exchange of the Rights, the Company shall give notice of such exchange to the Rights Agent and to all of the registered holders of the then outstanding Rights by mailing such notice to such holders at each holder's last address as it appears upon the registry books of the Rights Agent. Any notice which is mailed in the manner provided in
         Section 26 shall be deemed given, whether or not the Rights Agent or the holder receives the notice, and the failure to give or any defect in any notice given pursuant to this Section 24(b) shall not affect the validity of such exchange. Each such notice of exchange shall state the method by which the exchange of the shares of Common Stock for Rights will be effected and, in the event of any partial exchange, the number of Rights that will be exchanged. Any partial exchange shall be effected pro rata based on the number of outstanding and exercisable Rights (other than Rights which have become void pursuant to the provisions of Section 7(e)) held by each holder of Rights.

                  (c) In any exchange pursuant to this Section 24, the Company, at its option, may substitute Equivalent Preferred Stock for shares of Common Stock exchangeable for Rights to the extent the Available Shares are not sufficient to permit the exchange of Rights as contemplated in accordance with this Section 24.

                  (d) If there shall not be sufficient shares of Common Stock or Equivalent Preferred Stock issued but not outstanding or authorized but unissued and unreserved to permit any exchange of Rights as contemplated in accordance with this Section 24, the Company shall take all such action as may be necessary to authorize additional shares of Common Stock or Equivalent Preferred Stock for issuance upon exchange of the Rights.

                  (e) The Company shall not be required to issue fractions of shares of Common Stock or to distribute certificates which evidence fractional shares of Common Stock. In lieu of such fractional shares of Common Stock, the Company may pay to the registered holders of the Rights Certificates with regard to which such fractional shares of Common Stock would otherwise be issuable an amount in cash equal to the same fraction of the Current Market Value of a whole share of Common Stock, as determined pursuant to the second sentence of Section 11(d), for the Trading Day immediately prior to the date of exchange pursuant to this Section 24.

         SECTION 25. NOTICE OF CERTAIN EVENTS.

                  (a) In case the Company shall propose, at any time after Distribution Date, (i) to pay any dividend payable in stock of any class (other than the shares of Common Stock) to the holders of its Common Stock or to make any other distribution to the holders of its Common Stock (other than a regular quarterly cash dividend out of earnings or retained earnings of the Company); (ii) to offer to the holders of its shares of Common Stock rights or warrants to subscribe for or to purchase any additional shares of Common Stock or shares of stock of any class or any other securities, rights or options; (iii) to effect any reclassification of its Common Stock (other than a reclassification involving only the subdivision of outstanding shares of Common Stock); (iv) to effect any consolidation or merger into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one transaction or a series of related transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person or Persons (other than a sale or other transfer to the Company and/or any of its Subsidiaries in one or more transactions); or (v) to effect the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of such proposed action, which shall specify the record date for the purposes of such stock dividend, or distribution of rights or warrants, or the date on which such reclassification, consolidation, merger, sale, transfer, liquidation, dissolution or winding up is to take place and the date of participation therein by the holders of the Common Stock, if any such date is to be fixed, and such notice shall be so given in the case of any action covered by Section 25(a)(i) or (ii) at least ten Business Days prior to the record date for determining holders of shares of Common Stock for purposes of such action, and in the case of any such other action, at least ten Business Days prior to the date of the taking of such proposed action or the date of participation therein by the holders of shares of Common Stock, whichever shall be the earlier.

                  (b) In case any Triggering Events shall occur, then, in any such case, the Company shall as soon as practicable thereafter give to each registered holder of a Rights Certificate, to the extent feasible and in accordance with Section 26, a notice of the occurrence of such event, which notice shall describe such event and the consequences of such event to holders of Rights under Section 11(a)(ii) or Section 13.

         SECTION 26. NOTICES.

                  (a) Notices, communications or demands authorized by this Agreement to be given or made by the Rights Agent or by the holder of any Rights Certificate to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Rights Agent) as follows:

                  ITI Technologies, Inc.
                  2266 North Second Street
                  North St. Paul, Minnesota 55109
                  Attention:  President and Chief Executive Officer

         With a copy to:

                  Winthrop & Weinstine, P.A.
                  3000 Dain Bosworth Plaza
                  60 South Sixth Street
                  Minneapolis, Minnesota 55402
                  Attention:  Michele D. Vaillancourt, Esq.

                  (b) Subject to the provisions of Section 21, notices, communications or demands authorized by this Agreement to be given or made by the Company or by the holder of any Rights Certificate to or on the Rights Agent shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed (until another address is filed in writing with the Company) as follows:

                  Norwest Bank Minnesota, National Association
                  Shareowner Services
                  161 North Concord Exchange, P.O. Box 738
                  South Saint Paul, Minnesota 55075-0738
                  Attention:  Stock Transfer Manager

                  (c) Notices, communications or demands authorized by this Agreement to be given or made by the Company or the Rights Agent to the holder of any Rights Certificate (or, prior to the Distribution Date, the certificate for shares of Common Stock) shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed to such holder at the address of such holder as shown on the registry books of the Company maintained by the Company, the Rights Agent or the transfer agent for the shares of Common Stock, as appropriate.

         SECTION 27. SUPPLEMENTS AND AMENDMENTS. Prior to the Distribution Date and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend any provision of this Agreement, including, without limitation, to extend the Final Expiration Date, without the approval of any holders of certificates representing shares of Common Stock and without the approval of any holders of Rights or holders of Rights Certificates. From and after the Distribution Date, and subject to the penultimate sentence of this Section 27, the Company may, and the Rights Agent shall, if the Company so directs, supplement or amend this Agreement without the approval of any holders of Rights Certificates in order
(a) to cure any ambiguity herein, (b) to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or (c) to otherwise change or supplement the provisions hereunder in any manner which the Company may deem necessary or desirable and which shall not adversely affect the interests of the holders of Rights Certificates (other than Rights Certificates evidencing rights that shall have become null and void pursuant to Section 7(e)). Notwithstanding anything contained in this Agreement to the contrary, no supplement or amendment shall be made which lowers the thresholds for an Acquiring Person or Adverse Person to less than the greater of (i) 15% or (ii) the sum of .001% and the largest percentage of outstanding shares of Common Stock then known to the Company to be beneficially owned by any Person (other than the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person organized, appointed or established by the Company and holding Common Stock for or pursuant to the terms of any such plan), and no supplement or amendment shall be made which extends the period during which Rights may be redeemed unless at the time of the amendment, no Person has become an Acquiring Person or designated an Adverse Person or a majority of the members of the Board of Directors are Continuing Directors. Prior to the Distribution Date, the interests of the holders of Rights shall be deemed coincident with the interests of the holders of shares of Common Stock.

         SECTION 28. SUCCESSORS. All the covenants and provisions of this Agreement by and for the benefit of the Company or the Rights Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 29. DETERMINATIONS AND ACTIONS BY THE BOARD. For all purposes of this Agreement, any calculation of the number of shares of Common Stock outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding shares of Common Stock of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Exchange Act, whether or not the shares of Common Stock are registered under the Exchange Act. The Board shall have the exclusive power and authority to administer this Agreement and to exercise all rights and powers specifically granted to the Board or to the Company, or as may be necessary or advisable in the administration of this Agreement, including, without limitation, the right and power to (a) interpret the provisions of this Agreement, and (b) make all calculations and determinations deemed necessary or advisable for the administration of this Agreement (including a determination to redeem or not redeem the Rights or to amend or supplement this Agreement). All such actions, calculations, interpretations and determinations (including for purposes of clause (ii) below, all omissions with respect to the foregoing) which are done or made by the Board in good faith shall (i) be final, conclusive and binding on the Company, the Rights Agent, the holders of the Rights and all other parties, and (ii) not subject the Board or any director to any liability to the holders of the Rights.

         SECTION 30. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any Person other than the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of Common Stock) any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Rights Agent and the registered holders of the Rights Certificates (and, prior to the Distribution Date, the registered holders of the Common Stock).

         SECTION 31. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable for any purpose or under any set of circumstances or as applied to any Person, such invalid, void or unenforceable term, provision, covenant or restriction shall continue in effect to the maximum extent possible for all other purposes, under all other circumstances and as applied to all other Persons, and the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated; provided, however, that notwithstanding anything in this Agreement or the Rights to the contrary, if any such term, provision, covenant or restriction is held by such court or authority to be invalid, void or unenforceable and the Board determines, at a time when a majority of its directors are Continuing Directors, in its good faith judgment, that severing the invalid language from this Agreement would adversely affect the purpose or effect of this Agreement, the right of redemption set forth in Section 23 hereof shall be reinstated and shall not expire until the close of business on the tenth Business Day following the date of such determination by such Continuing Directors.

         SECTION 32. GOVERNING LAW. This Agreement, each Right and each Rights Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and to be performed entirely within such State.

         SECTION 33. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

         SECTION 34. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and attested, all as of the day and year first above written.

                                       ITI TECHNOLOGIES, INC.
Attest:

By  /s/ Charles A. Durant              By  /s/ Thomas L. Auth
    -------------------------------        -------------------------------------
Its Secretary                          Its President and Chief Executive Officer


                                       NORWEST BANK MINNESOTA,
                                       NATIONAL ASSOCIATION
Attest:

By                                     By  /s/ Kenneth Swanson
    -------------------------------        -------------------------------------
Its                                    Its


                                                                       EXHIBIT A

                          [Form of Rights Certificate]

Certificate No. R-                                                 ______ Rights

NOT EXERCISABLE AFTER THE CLOSE OF BUSINESS ON NOVEMBER 26, 2006 OR EARLIER IF REDEEMED OR EXCHANGED BY THE COMPANY. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.001 PER RIGHT, AND TO EXCHANGE ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT REFERRED TO HEREIN. UNDER CERTAIN CIRCUMSTANCES, RIGHTS BENEFICIALLY OWNED BY AN "ACQUIRING PERSON" OR AN "ADVERSE PERSON" OR AN "AFFILIATE" OR "ASSOCIATE" OF AN "ACQUIRING PERSON" OR AN "ADVERSE PERSON" (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT) AND ANY SUBSEQUENT HOLDER OF SUCH RIGHTS MAY BECOME NULL AND VOID. [THE RIGHTS REPRESENTED BY THIS RIGHTS CERTIFICATE ARE OR WERE BENEFICIALLY OWNED BY A PERSON WHO WAS OR BECAME AN [ACQUIRING] [ADVERSE] PERSON OR AN AFFILIATE OR ASSOCIATE OF AN [ACQUIRING] [ADVERSE] PERSON (AS SUCH TERMS ARE DEFINED IN THE RIGHTS AGREEMENT). ACCORDINGLY, THIS RIGHTS CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME NULL AND VOID IN THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF SUCH AGREEMENT.] THE RIGHTS SHALL NOT BE EXERCISABLE AND SHALL BE VOID SO LONG AS HELD BY A HOLDER IN ANY JURISDICTION WHERE THE REQUISITE QUALIFICATION TO THE ISSUANCE TO SUCH HOLDER, OR THE EXERCISE BY SUCH HOLDER, OF THE RIGHTS IN SUCH JURISDICTION SHALL NOT HAVE BEEN OBTAINED OR BE OBTAINABLE.*

-----------------

*The portion of the legend in brackets shall be inserted only if applicable, shall be modified to apply to an Acquiring Person or an Adverse Person, as applicable, and shall replace the preceding sentence.

                             ITI TECHNOLOGIES, INC.

                               ------------------

                               RIGHTS CERTIFICATE

                               ------------------

         This certifies that ____________________, or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 27, 1996 (the "Rights Agreement"), between ITI Technologies, Inc., a Delaware corporation (the "Company"), and Norwest Bank Minnesota, National Association, a national banking association (the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 p.m. (Minneapolis, Minnesota time) at the close of business on November 26, 2006 at the office or offices of the Rights Agent designated for such purpose or of its successors as Rights Agent, one-half of one fully paid and non-assessable share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), at a purchase price (the "Purchase Price") of $25.00 per one-half of a share of Common Stock, upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly completed and executed. The Purchase Price shall be paid by cash, certified bank check or money order payable to the order of the Company. The number of Rights evidenced by this Rights Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of the close of business on December 9, 1996, based on the Common Stock as constituted at such date.

         Capitalized terms used herein without definition shall have the meaning given to them in the Rights Agreement.

         Upon the occurrence of a Section 11(a)(ii) Event, if the Rights evidenced by this Rights Certificate are beneficially owned by (i) an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, (ii) a transferee of any such Acquiring Person, Adverse Person, Associate or Affiliate, or (iii) under certain circumstances specified in the Rights Agreement, a transferee of a Person who, after such transfer, became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person, such Rights shall become null and void and no holder hereof shall have any right with respect to such Rights from and after the occurrence of such
Section 11(a)(ii) Event.

         As provided in the Rights Agreement, the Purchase Price (in certain limited circumstances) and the number and kind of shares of Common Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and adjustment upon the happening of certain events, including Triggering Events. In certain circumstances, and as described in the Rights Agreement, cash, property or other securities may be issued by the Company upon the exercise hereof in lieu of shares of Common Stock.

         This Rights Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Rights Certificates, which limitations of rights include the temporary suspension of the exercisability of such Rights under the specific circumstances set forth in the Rights Agreement. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned office of the Rights Agent and are also available upon written request to the Company.

         Subject to the provisions of the Rights Agreement, this Rights Certificate, with or without other Rights Certificates, upon surrender at the office or offices of the Rights Agent designated for such purpose, with the Form of Election and Certificate set forth on the reverse side duly executed, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of shares of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase. If this Rights Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or Rights Certificates for the number of whole Rights not exercised.

         Subject to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be redeemed at a redemption price of $.001 per Right, subject to adjustment as provided in the Rights Agreement, at any time prior to the earlier of the close of business on (i) the tenth Business Day following the Stock Acquisition Date (as such time period may be extended pursuant to the Rights Agreement), (ii) the tenth Business Day after a determination that a Person is an Adverse Person, or (iii) the Final Expiration Date.

         Subject to the provisions of the Rights Agreement, the Company may, at its option, at any time after a Section 11(a)(ii) Event, exchange all or part of the Rights evidenced by this Certificate for shares of Common Stock or shares of a series of preferred stock of the Company with rights, privileges and other terms substantially the same as the Common Stock.

         Subject to certain exceptions, no fractional shares of Common Stock will be issued upon the exercise of any Right or Rights evidenced hereby if in lieu thereof a cash payment is made, as provided in the Rights Agreement.

         No holder of this Rights Certificate, as such, shall be entitled to vote or receive dividends or be deemed for any purpose the holder of shares of Common Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, or to receive notice of meetings or other actions affecting stockholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

         WITNESS the facsimile signature of the proper officers of the Company.

Dated as of: __________________

                                        ITI TECHNOLOGIES, INC.

                                        By:    ________________________________

ATTEST:                                 Title: ________________________________

____________________________________



Countersigned for purposes of authentication only:

NORWEST BANK MINNESOTA, NATIONAL ASSOCIATION

By: _________________________________
    Authorized Signature





                  [Form of Reverse Side of Rights Certificate]

                               FORM OF ASSIGNMENT
             (To be executed by the registered holder if such holder
                  desires to transfer the Rights Certificate.)


         FOR VALUE RECEIVED ___________________________________________________
hereby sells, assigns and transfers unto ______________________________________
_______________________________________________________________________________
                  (Please print name and address of transferee) this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________________ Attorney, to transfer the within Rights Certificate on the books of the within-named Company, with full power of substitution.

Dated: _________________

Enter taxpayer identification                    Tax ID#:______________________
number of transferee



The signature must correspond in every           Sign here:____________________
particular, without alteration, with the name(s) as printed on your certificate(s). If acting in a special capacity (Executor, Administrator,
Custodian, etc.) the capacity must be indicated.


Your signature must be medallion guaranteed *         SIGNATURE GUARANTEED
by an eligible guarantor institution as defined      MEDALLION GUARANTEED *
below.                                           (Name of Financial Institution)


                                                 ______________________________
                                                     (Authorized Signature)

* The signature(s) should be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP"), or New York Stock Exchange, Inc. Medallion Signature Program ("MSP").


                                   CERTIFICATE

                                    --------

         The undersigned hereby certifies by checking the appropriate boxes that

         (1) this Rights Certificate [ ] is [ ] is not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Dated:__________________________           ____________________________________
                                           Signature

SIGNATURE GUARANTEED
MEDALLION GUARANTEED
(Name of Financial Institution)


________________________________
(Authorized Signature)



                                     NOTICE

                                      -----

         The signature to the foregoing Assignment and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.



             Form of Reverse Side of Rights Certificate -- continued

                          FORM OF ELECTION TO PURCHASE
                (To be executed if holder desires to exercise the
                 Rights represented by the Rights Certificate.)

TO ITI TECHNOLOGIES, INC.:

         The undersigned hereby irrevocably elects to exercise _____________________________ ___________________ Rights represented by this
Rights Certificate to purchase the shares of Common Stock issuable upon the exercise of such Rights (or other securities or assets of the Company or any other Person which may be issuable upon exercise of the Rights) and requests that certificates for such shares of Common Stock be issued in the name of:

Enter taxpayer identification                    Tax ID#:______________________
number of person in whose name
shares are to registered.


Please print name and address                    ______________________________

                                                 ______________________________


If such number of Rights shall not be all the Rights evidenced by this Rights Certificate, a new Rights Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Enter taxpayer identification                   Tax ID#:_______________________
number of person in whose name
Rights certificate is to be registered.


Please print name and address                    ______________________________

                                                 ______________________________

Dated:  ___________________

The signature must correspond in every           Sign Here:____________________
particular, without alteration, with the name(s) as printed on your certificate(s). If acting in a special capacity (Executor, Administrator,
Custodian, etc.) the capacity must be indicated.

Your signature must be medallion guaranteed *          SIGNATURE GUARANTEED
by an eligible guarantor institution as defined       MEDALLION GUARANTEED *
below.                                           (Name of Financial Institution)


                                                 ______________________________
                                                      (Authorized Signature)


* The signature(s) should be guaranteed by a brokerage firm or a financial institution that is a member of an approved medallion program, such as Securities Transfer Agents Medallion Program ("STAMP"), Stock Exchange Medallion Program ("SEMP"), or New York Stock Exchange, Inc. Medallion Signature Program ("MSP").



                                   CERTIFICATE
                                   -----------

         The undersigned hereby certifies by checking the appropriate boxes that:

         (1) the Rights evidenced by this Rights Certificate [ ] are [ ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person (as such terms are defined pursuant to the Rights Agreement); and

         (2) after due inquiry and to the best knowledge of the undersigned, the undersigned [ ] did [ ] did not acquire the Rights evidenced by this Rights Certificate from any Person who is, was or became an Acquiring Person, an Adverse Person or an Affiliate or Associate of any such Person.

Dated:__________________________           ____________________________________
                                           Signature

SIGNATURE GUARANTEED
MEDALLION GUARANTEED
(Name of Financial Institution)


________________________________
(Authorized Signature)


                                     NOTICES

         The signature to the foregoing Election to Purchase and Certificate must correspond to the name as written upon the face of this Rights Certificate in every particular, without the alteration or enlargement or any change whatsoever.

         If the certification set forth above in the Form of Assignment or the Form of Election to Purchase, as the case may be, is not completed, the Company and the Rights Agent will deem the beneficial owner of the Rights evidenced by this Rights Certificate to be an Acquiring Person or an Adverse Person or an Affiliate or Associate thereof (as defined in the Rights Agreement) and such Assignment or Election to Purchase will not be honored.



                                                                       EXHIBIT B


                             ITI TECHNOLOGIES, INC.

                           SUMMARY OF RIGHTS AGREEMENT
                           ---------------------------

         On November 27, 1996, the Board of Directors of ITI Technologies, Inc. (the "Company") declared a dividend distribution of one common share purchase right (a "Right") for each outstanding share of the Company's Common Stock, par value $.01 per share (the "Common Stock"), payable to stockholders of record at the close of business on December 9, 1996 (the "Record Date"). Each Right entitles the registered holder to purchase from the Company at any time following the Distribution Date (as defined below) one-half of a share of Common Stock, or a combination of securities and assets of equivalent value, subject to adjustment, at a purchase price of $25.00 per one-half of a share of Common Stock (the "Purchase Price"). The description and terms of the Rights are set forth in a Rights Agreement (the "Rights Agreement") dated as of November 27, 1996 between the Company and Norwest Bank Minnesota, National Association, as Rights Agent.

         Initially, the Rights will be evidenced, with respect to any of the Common Stock certificates outstanding as of the Record Date, by such Common Stock certificates, and no separate Rights Certificates will be distributed. The Rights will separate from the Common Stock and will be distributed to the holders thereof on the "Distribution Date," which shall be the first to occur of the following: (i) the close of business on the tenth business day following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of Common Stock, other than as a result of a Permitted Offer, as defined (the "Stock Acquisition Date"); (ii) the close of business on the tenth business day (or such later date as the Board may determine prior to such time as any person has become an Acquiring Person) following the commencement of a tender offer or exchange offer (other than a Permitted Offer, as defined) that would result in a person or group beneficially owning 20% or more of the outstanding shares of Common Stock; or (iii) the close of business on the tenth business day after a determination by the Board that a Person is an Adverse Person, and that such Person, alone or together with its Affiliates and Associates, has become the beneficial owner of a substantial amount of shares of Common Stock (which amount shall in no event be less than the greater of (a) 15% or (b) the sum of .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company and holding Common Stock for or pursuant to the terms of any such plan), and either (y) such beneficial ownership by such Person is intended to cause the Company to repurchase the shares of Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board determines that the best long-term interests of the Company and its stockholders would not be served by taking such action or entering into such transaction or series of transactions at that time or (z) such beneficial ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, impairment of relationships with customers or impairment of the Company's ability to maintain its competitive position).

         A "Permitted Offer" means a tender or exchange offer which is for all outstanding shares of Common Stock at a price and on terms determined, prior to the purchase of shares under such tender or exchange offer, by the Board to be fair to the Company's stockholders (taking into account all factors as the Board deems relevant) and otherwise in the best interests of the Company and its stockholders (other than the Person or any Affiliate or Associate thereof on whose behalf the offer is being made) taking into account all factors as the Board may deem relevant and which the Board, after receiving advice from one or more investment banking firms selected by the Board, determines to recommend to the Company's stockholders.

         A "Continuing Director" is (i) any person who is a member of the Board of Directors prior to November 27, 1996, while such person is a member of the Board of Directors, who is not an Acquiring Person or an Adverse Person, or an affiliate or associate of either of the foregoing, or a representative or designee of an Acquiring Person or an Adverse Person or any such affiliate or associate, or (ii) any person who subsequently becomes a member of the Board of Directors who is not an Acquiring Person or an Adverse Person, or an affiliate or associate of either of the foregoing, or a representative, nominee or designee of an Acquiring Person, an Adverse Person or any such affiliate or associate, and whose initial nomination or initial election to the Board of Directors is recommended or approved by a majority of the Continuing Directors.

         Until the Distribution Date, (i) the Rights will be evidenced by Common Stock certificates and will be transferred with and only with such Common Stock certificates, (ii) new Common Stock certificates issued after December 9, 1996 will contain a notation incorporating the Rights Agreement by reference and
(iii) the surrender for transfer of any certificate for shares of Common Stock outstanding will also constitute the transfer of the Rights associated with the shares of Common Stock represented by such certificate.

         The Rights are not exercisable until the Distribution Date and, subject to extension, will expire at the close of business on November 26, 2006, unless earlier redeemed or exchanged by the Company as described below (the earliest of all such dates, the "Expiration Date").

         As soon as practical after the Distribution Date, Rights Certificates will be mailed to holders of record of the shares of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. All shares of Common Stock issued prior to the earlier of the Distribution Date and the Expiration Date will be issued with Rights.

         In the event (i) that a person or group, with certain exceptions, becomes the beneficial owner of more than 20% of the then outstanding shares of Common Stock, other than as a result of a Permitted Offer or (ii) the Board determines that a person is an Adverse Person, then each holder of a Right will thereafter have the right to receive, upon exercise for a purchase price equal to twice the amount paid to purchase the Right, that number of shares of Common Stock (or in certain circumstances, cash, property or other securities of the Company) having a market value equal to twice the amount paid to purchase the Right. The Rights, however, are not exercisable following the occurrence of either of the events set forth above until such time as the Rights are no longer redeemable by the Company as set forth below. Notwithstanding any of the foregoing, following the occurrence of either of the events set forth above, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person or Adverse Person (or certain related persons and transferees) will be null and void. The events described in this paragraph are referred to as "Section 11(a)(ii) Events."

         For example, at a Purchase Price of $25.00 per Right, each Right not owned by an Acquiring Person or an Adverse Person (or by certain related parties) following a Section 11(a)(ii) Event would entitle its holder to purchase $100.00 worth of Common Stock (or other consideration as noted above) for $50.00. If the Common Stock had a per share value of $20.00 at such time, the holder of each valid Right would be entitled to purchase for $50.00 five shares of Common Stock with a market value of $100.00.

         In the event that, at any time following the Stock Acquisition Date, other than pursuant to a Permitted Offer, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation or the shares of Common Stock are changed or exchanged or
(ii) 50% or more of the Company's assets or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise thereof for a purchase price equal to two times the current Purchase Price of the Right, that number of shares of common stock of the acquiring company or an Affiliate which at the time of such transaction will have a market value equal to twice the amount paid to purchase the Right. The events set forth in this paragraph are referred to as "Section 13 Events," and the Section 11(a)(ii) Events and the Section 13 Events are collectively referred to as the "Triggering Events."

         At any time after the occurrence of a Section 11(a)(ii) Event and prior to the acquisition of 50% or more of the outstanding shares of Common Stock by a Person or group, the Company may exchange the Rights (other than Rights which have become void), in whole or in part, for shares of Common Stock, with each Right to be exchanged for a number of shares of Common Stock equal to the result obtained by dividing (x) a number equal to two times the Purchase Price by (y) the current market price per share of Common Stock (subject to adjustment). In any such exchange, the Company, at its option, may substitute a series of preferred stock of the Company with rights, privileges and other terms substantially the same as the shares of Common Stock to the extent authorized, unissued and unreserved Common Stock is not available.

         The Purchase Price payable and the number of shares of Common Stock issuable upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, split, combination, consolidation or reclassification of, the shares of Common Stock, (ii) if all holders of any security of the Company are granted rights, options or warrants to subscribe for or purchase shares of Common Stock or convertible securities at less than the current market price of the shares of Common Stock, or (iii) upon the distribution to holders of shares of Common Stock of evidences of indebtedness or assets (excluding quarterly cash dividends) or of subscription rights or warrants (other than those referred to above).

         With certain exceptions, no adjustments in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. Subject to certain exceptions, the Company will not be required to issue fractional shares of Common Stock, and, in lieu of such fractional shares of Common Stock, an adjustment in cash will be made based on the market price of the Common Stock on the last trading day prior to the date of exercise.

         In general, at any time prior to the first to occur of (i) ten days following the Stock Acquisition Date, (ii) ten days after a person is determined to be an Adverse Person, or (iii) the Final Expiration Date, the Company, acting by a majority of the Continuing Directors, may redeem the Rights in whole, but not in part, at a price of $.001 per Right (payable in cash, stock or other consideration deemed appropriate by the Board of Directors), provided that no such redemption may occur after a Person becomes an Acquiring Person or is designated an Adverse Person unless a majority of the numbers of the Board are then Continuing Directors. Immediately upon redemption of the Rights, the Rights will terminate, and the only right of the holders of the Rights will be to receive the $.001 redemption price. In certain circumstances, the redemption period may be extended.

         Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or receive dividends. The creation of the Rights should not be taxable to stockholders. Stockholders may, however, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for shares of Common Stock (or other consideration) of the Company or for common stock of an acquiring company or an Affiliate as set forth above.

         Most of the provisions of the Rights Agreement, including the definition of Purchase Price, may be amended by the Board prior to the Distribution Date. After the Distribution Date, the provisions of the Rights Agreement may be amended by the Board in order to cure any ambiguity or to make changes which do not adversely affect the interests of holders of Rights (excluding the interests of holders of any Rights which have become void). However, no amendment may be made that lowers the thresholds for an Acquiring Person or Adverse Person to less than the greater of (i) 15% or (ii) the sum of
 .001% and the largest percentage of the outstanding shares of Common Stock then known by the Company to be beneficially owned by the Company, any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any Person organized, appointed or established by the Company and holding Common Stock for or pursuant to the terms of any such plan, and no amendment may be made to extend the redemption period for the Rights unless at the time of such amendment, no Person has become an Acquiring Person or designated an Adverse Person or a majority of the members of the Board are Continuing Directors.

         A copy of the Rights Agreement will be filed with the Securities and Exchange Commission as an exhibit to a Registration Statement on Form 8-A. A copy of the Rights Agreement is available free of charge from the Company.

         This summary description of the Rights does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement, which is incorporated herein by reference.